Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our report dated March 12, 2013, with respect to the consolidated balance sheets of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2012 and 2011, the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related notes to the consolidated financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statements (No. 333-164928 and No. 333-182269) on Form S-8, the registration statement (No. 333-164926) on Form S-1, and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report appears in amendment no. 1 to the December 31, 2012 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 29, 2013